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[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit 10.59

[Translation]

Technical Service Agreement

    This technical service agreement ("this Agreement") is made between and by the following parties in Beijing on August 18, 2000.

Party A:	UTStarcom (China) Co., Ltd.
Address:	11th Floor, CNT Manhattan Building, No. 6 Beidajie, Chaoyangmen, Dongcheng District, Beijing
Party B:	Hainan Xinhuangpu Investment Co., Ltd.
Address:	Floor 16, Huaneng Mansions, No. 36 Datong Road, Haikou, Hainan

    WHEREAS Party A agrees to provide Party B with the relevant technical services and Party B agrees to accept the said technical services; therefore, the parties reach the following agreement through friendly consultations:

ARTICLE 1

    Party A agrees to provide Party B with the relevant technical services listed in Attachment I of this Agreement, and Party B agrees to accept the foregoing technical services.

ARTICLE 2

    The parties agree that Party B shall pay [***] for the technical services provided by Party B. Party B shall wire transfer the foregoing technical service fees to the account designated by Party A within [***] upon execution of this Agreement.

ARTICLE 3

Confidentiality Clause

    The parties agree the information or materials that one party learned or got hold of during the performance of this Agreement, which would otherwise not be obtained from the other party shall constitute the other party's commercial secrets. Unless for the purpose of implementing this Agreement, no party shall be allowed to use the other party's commercial secrets. No party shall disclose, grant or transfer the said commercial secrets to any third party unless prior consent is obtained from the other party. Upon expiration or termination of the term of this Agreement, either party shall return or destroy of its own the documents, information or software loaded with the other party's commercial secrets, delete the other party's commercial secrets from memory equipment and refrain from using such commercial secrets any more.

    The parties agree that this section shall continue to be valid within [***] upon expiration or termination of the valid term of this Agreement.

ARTICLE 4

Representation and Guarantee

4.1
Party represents and guarantees as follows:

      (a) Party A is a company incorporated and validly existing pursuant to the Chinese laws;

      (b) Party A is entitled to the ownership of the assets listed in Attachment I hereto and has not placed mortgage or any third party's interests against such ownership, nor does it impose any obstacle to Party B for the obtainment of the title of such assets.

    4.2 Party B represents and guarantees as follows:

      (a) Party A is a company incorporated and validly existing pursuant to the Chinese laws; and

      (b) By executing and performing this Agreement, Party B does not violate the relevant laws and contracts that have a binding force on it, and has obtained the proper authorization and all the necessary approval of executing and performing this Agreement.

ARTICLE 5

Liability for Breach of Agreement

    5.1 If one party to this Agreement ("the Breaching Party") fails to implement its obligations under this Agreement (including violation of the provisions involving representation and guarantee), and fails to adopt effective measures to correct such violation within [***] upon receipt of a written notice by the other party ("the Non-Breaching Party") for such correction within the stipulated time, the non-breaching party has the right to terminate this Agreement and claim compensation from the breaching party for the losses sustained therefrom.

    5.2 If Party B violates the provisions of Article 2 of this Agreement by any failure to pay or pay in time the service fees, it shall pay a find equal to [***] of the total service fees [***] of delay in addition to the full payment of service fees to Party A.

ARTICLE 6

Settlement of Dispute

    Any dispute arising out of or in connection with this Agreement shall be settled by the parties through consultations. If it cannot be settled through consultations, any party may submit the said dispute to China International Economic and Trade Arbitration Commission for arbitration in Beijing according to its valid rules of arbitration. The arbitration award is final and shall be binding over the parties.

ARTICLE 7

Force Majeure

    A force majeure event refers to any event that cannot be foreseen and its occurrence and consequences cannot be avoided or overcome at the time when this Agreement is executed. Any party to this Agreement shall not bear the liabilities for breach of this Agreement if it is prevented from implementing all or any part of the responsibilities associated with the provisions of this Agreement. The party that is affected with such a force majeure event shall notify the other party of the effects of such event within [***] after its occurrence, and present certification by the local notarization organ.

ARTICLE 8

Transfer of Agreement

    No party shall transfer its rights and obligations under this Agreement to any third party unless consented by the other party in writing.

ARTICLE 9

Separability of Agreement

    If any article or section of this Agreement becomes invalid or unenforceable, it will not affect the validity and enforceability of other articles or sections.

ARTICLE 10

Amendment and Supplement of Agreement

    The parties may amend or supplement this Agreement in writing. The amendment and supplement to this Agreement shall constitute an inseparable part of this Agreement and be equally authentic to this Agreement.

ARTICLE 11

Miscellaneous

    11.1 This Agreement shall come to force upon execution by the authorized representatives of the parties and fixation of their official seals all of the date first seen in this Agreement. The term of this Agreement is [***]. This Agreement may be renewed upon expiration of the term subject to the parties' approval through consultations.

    11.2 This Agreement has two original copies, of which each party holds one, and they are equally authentic.

Party A: UTStarcom (China) Co., Ltd. (Official Seal)
Authorized Representative:
(Signature)
Party B: Hainan Xinhuangpu Investment Co., Ltd. (Official Seal)
Authorized Representative: Xue Weibin
(Signature)

Translation Verification

    The foregoing represents a fair and accurate English translation of the original Chinese document.

Dated: May 11, 2001

By:	/s/ SHAO-NING J. CHOU
Name:	Shao-Ning J. Chou
Title:	Executive Vice President and Chief Operating Officer, China Operations

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  Exhibit 10.59
[Translation]
Technical Service Agreement
ARTICLE 1
ARTICLE 2
ARTICLE 3
Confidentiality Clause
ARTICLE 4
Representation and Guarantee
ARTICLE 5
Liability for Breach of Agreement
ARTICLE 6
Settlement of Dispute
ARTICLE 7
Force Majeure
ARTICLE 8
Transfer of Agreement
ARTICLE 9
Separability of Agreement
ARTICLE 10
Amendment and Supplement of Agreement
ARTICLE 11
Miscellaneous
Translation Verification